STOCK EXCHANGE AGREEMENT MADE AND ENTERED INTO IN THE CITY AND DISTRICT OF MONTREAL, ON THE 16TH DAY OF OCTOBER, 1997

BY AND AMONG:                           COMPOSITECH LTD., a body corporate, duly
                                        incorporated according to the laws of the State of Delaware, having its head office and principal place of business in the Hamlet of Hauppauge, State of New
                                        York,

                                        (hereinafter    referred   to   as   the
                                        "Company")

                                        PARTY OF THE FIRST PART

AND: SOCIETE INNOVATECH DU GRAND MONTREAL, a body politic, duly constituted according to An Act respecting Societe Innovatech du Grand Montreal, R.S.Q., ch. S-17.2, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                                        (hereinafter      referred     to     as
                                        "Innovatech")

                                        PARTY OF THE SECOND PART

AND: INDUSTRIES DEVMA INC., a body politic and corporate, duly incorporated according to the Companies Act (Quebec), having its head office and principal place of business in the City of Montreal, Province of Quebec,

                                        (hereinafter referred to as "Devma")

                                        PARTY OF THE THIRD PART

AND: FONDS DE SOLIDARITE DES TRAVAILLEURS DU QUEBEC (F.T.Q), a joint stock company, duly incorporated according to the Act establishing the Fonds de Solidarite des Travailleurs du Quebec (F.T.Q), having its head office and principal place of business in the City of Montreal, Province of Quebec,

                                        (hereinafter referred to as "Fonds")

                                        PARTY OF THE FOURTH PART



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                                      - 2 -

AND: FONDS REGIONAL DE SOLIDARITE ILE DE MONTREAL, limited partnership, a limited partnership organized under the laws of the Province of Quebec, herein represented by Gestion du Fonds Regional de Solidarite Ile de Montreal Inc., its general partner, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                                        (hereinafter referred to as "FR")

                                        PARTY OF THE FIFTH PART


SECTION 1  -  PREAMBLE

1.1 WHEREAS concurrently with the execution of this Agreement, Innovatech, Devma, Fonds, FR and the Company have subscribed for common shares in the capital stock of Lamines CTEK Inc. ("Canco");

1.2 WHEREAS the Company has agreed to grant to each of Innovatech, Devma, Fonds and FR the right to exchange their common shares in the capital stock of Canco for common shares in the capital stock of the Company on the terms and conditions set out in this Stock Exchange Agreement;

1.3 WHEREAS Innovatech, Devma, Fonds and FR have agreed to grant to the Company the right to cause Innovatech, Devma, Fonds and FR to exchange their common shares in the capital stock of Canco for common shares in the capital stock of the Company on the terms and conditions set out in this Stock Exchange Agreement.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH:


SECTION 2  -  DEFINITIONS

2.1     Definitions. In this Agreement:

2.1.1 "Adjusted Aggregate Distress Common Shares" shall mean the total number of Common Shares which would be issued to each Purchaser upon the exchange of its Total Distress Canco Shares in accordance with subsections 3.4 and 3.5 hereof;

2.1.2 "Adjusted Aggregate Initial Common Shares" shall mean the total number of Common Shares which would be issued to each Purchaser upon the exchange of all of its Initial Canco Shares in accordance with subsections 3.4 and 3.5 hereof;

2.1.3 "Adjusted Aggregate Project Common Shares" shall mean the total number of Common Shares which would be issued to each Purchaser upon the exchange of its Total Project Canco Shares in accordance with subsections 3.4 and 3.5 hereof;

2.1.4 "Adjusted Aggregate Subsequent Common Shares" shall mean the total number of Common Shares which would be issued to each Purchaser upon the exchange of its Total Subsequent Canco Shares in accordance with subsections 3.4 and 3.5 hereof;

2.1.5 "Adjustment Commencement Date" shall mean (i) with respect to the Initial Canco Shares and the Project Canco Shares, the date hereof; (ii) with respect to the Distress Canco Shares, the date agreed to between the Purchaser in question and the Company at the same time as the price per Common Share provided for in paragraph 2.1.44 hereof is agreed upon, failing which, the date the advance (which resulted in the issuance of such Distress Canco Shares upon the conversion provided for in subsection 12.9 of the Shareholders Agreement) was initially made by such Purchaser pursuant to Section 12 of the Shareholders Agreement; and
        (iii) with respect to the Subsequent Canco Shares, the date of issuance thereof;

2.1.6 "Agreement" shall mean this Stock Exchange Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Section, subsection or other subdivision; "Section", "subsection" or other subdivision of this Agreement means and refers to the specified Section, subsection or other subdivision of this Agreement;

2.1.7 "Average Closing Price Per Common Share" shall mean the weighted average closing price per Common Share for the sixty trading (60) days immediately preceding the date on which the determination must be made on Nasdaq (Small Cap Market) or if the Common Shares are not listed on Nasdaq (Small Cap Market), on any stock exchange on which the Common Shares are listed, or if the Common Shares are not listed on either Nasdaq (Small Cap Market) or any stock exchange, in the over-the-counter market. In the event that the Common Shares are listed on more than one exchange (including Nasdaq Small Cap Market), in order to calculate the closing price per Common Share on each day, the average of the closing price per Common Share on all the exchanges will be used;

2.1.8 "Business Day" shall mean any day, other than a Saturday or Sunday or a day on which the principal commercial banks in the State of New York or the Province of Quebec are not open for business during normal banking hours;

2.1.9   "Canco" shall have the meaning ascribed thereto in subsection 1.1;

2.1.10 "Canco Shares" shall mean the Initial Canco Shares, the Project Canco Shares, the Distress Canco Shares and the Subsequent Canco Shares, collectively;

2.1.11 "Capital Reorganization" shall mean (i) any reclassification of any Common Shares at any time outstanding or change of any Common Shares into other shares or into other securities or other capital reorganization (other than a Share Reorganization); (ii) any amalgamation, consolidation or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares or securities); (iii) any transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity;

2.1.12 "Charges" shall mean any security interest, hypothec, prior claim, lien, charge, pledge, encumbrance, mortgage, adverse claim or title retention agreement of any nature or kind whatsoever;

2.1.13 "Closing" shall mean the closing of any exchange of any Canco Shares for Common Shares;

2.1.14  "Closing Date" shall mean the date of each Closing;

2.1.15 "Common Shares" shall mean the Company's common stock having the rights, privileges and preferences as set forth in the Restated Certificate of Incorporation of the Company dated February 18, 1997, provided however, that in the event of a Recapitalization, "Common Shares" shall thereafter mean the shares, securities or other property or rights which a Purchaser is entitled to receive in accordance with subsection 3.5 upon the exchange referred to in subsection 3.2 or 3.3;

2.1.16 "Company SEC Documents" shall have the meaning ascribed thereto in paragraph 6.1.1;

2.1.17  "Company Shares" shall mean any class of shares of the Company's stock;

2.1.18 "Currency Exchange Rate" means the noon rate as reported by the Bank of Canada, for the conversion of Canadian dollars into US dollars;

2.1.19 "Distress Canco Shares" shall mean the common shares in the capital stock of Canco issued to any of the Purchasers pursuant to Section 12 of the Shareholders Agreement;

2.1.20 "dollar", "dollars" and the sign "$" shall, unless otherwise indicated, each mean lawful money of the United States;

2.1.21 "Exchange Act" shall mean the Securities Exchange Act of 1934 (United States), as amended from time to time;

2.1.22 "Exchange Rate" shall mean at any time, the number of Common Shares that each Purchaser shall be entitled to receive for each Canco Share from time to time pursuant to subsection 3.4;

2.1.23  "Exchange  Right" shall have the meaning  ascribed thereto in subsection
        3.2;

2.1.24  "Forced  Closing" shall have the meaning  ascribed thereto in subsection
        5.4;

2.1.25 "Forced Exchange" shall have the meaning ascribed thereto in subsection 3.3;

2.1.26 "Forced Exchange Conditions" shall have the meaning ascribed thereto in subsection 5.1;

2.1.27 "Forced Exchange Notice" shall have the meaning ascribed thereto in subsection 5.2;

2.1.28 "Initial Canco Shares" shall mean the 1,066,192 class "A" common shares in the capital stock of Canco issued to the Purchasers on the date hereof;

2.1.29 "Notice of Exchange" shall have the meaning ascribed thereto in subsection 4.1;

2.1.30 "Person" shall mean an individual, corporation, company, partnership, trust, unincorporated association, entity with judicial personality, governmental authority or any other entity recognized by law and pronouns when they refer to a Person shall have a similarly extended meaning;

2.1.31 "Project Canco Shares" shall mean the common shares in the capital stock of Canco issued to any of the Purchasers pursuant to Section 11 of the Shareholders Agreement;

2.1.32 "Purchasers" shall mean Innovatech, Devma, Fonds and FR and all transferees of Canco Shares of Innovatech, Devma, Fonds or FR (other than the Company) in accordance with the Shareholders Agreement, collectively and "Purchaser" shall mean any one of them;

2.1.33 "Purchaser's Sale Notice" shall have the meaning ascribed thereto in subsection 5.3;

2.1.34  "Recapitalization"   shall  have  the   meaning   ascribed   thereto  in
        subsection 3.5;

2.1.35 "Registration Rights Agreement" shall mean the registration rights agreement of even date among the Purchasers and the Company providing for the obligation of the Company to register the Common Shares of the Purchasers;

2.1.36 "Share Reorganization" shall mean (i) any issue of Company Shares or securities exchangeable for or convertible into Company Shares to any holders of Common Shares as a stock dividend; (ii) any distribution on any of its outstanding Common Shares payable in Company Shares or securities exchangeable for or convertible into Company Shares; (iii) any subdivision, redivision or change of its outstanding Common Shares into a greater number of Common Shares; or (iv) any reduction, combination or consolidation of its outstanding Common Shares into a smaller number of Common Shares;

2.1.37  "SEC" shall mean the United Stated Securities and Exchange Commission;

2.1.38 "SEC Documents" shall mean the documents filed by the Company with the SEC at any time;

2.1.39 "Securities Act" shall mean the Securities Act of 1933 (United States), as amended from time to time;

2.1.40 "Shareholders Agreement" shall mean the memorandum of agreement of even date between the parties hereto and Canco setting forth the terms and conditions which will govern the relationship of the shareholders of Canco.

2.1.41 "Special Distribution" shall mean any issue, distribution or dividend to any holders of Common Shares of any securities or other property or rights (other than a cash dividend payable in the ordinary course of the Company's business), which does not constitute a Share Reorganization;

2.1.42 "Subsequent Canco Shares" shall mean the common shares in the capital stock of Canco to be issued to any of the Purchasers pursuant to Section 13 of the Shareholders Agreement;

2.1.43 "Total Distress Canco Shares" shall mean the total number of Distress Canco Shares issued to a Purchaser on a given date upon the conversion of any or all of the advance made by such Purchaser, the whole as contemplated in subsection 12.9 of the Shareholders Agreement;

2.1.44 "Total Distress Common Shares" shall mean the quotient obtained when dividing the (i) aggregate subscription price paid by a Purchaser for the Distress Canco Shares on a given date (being the dollar amount of the advance made by such Purchaser and any interest accrued thereon which is being converted for such Distress Canco Shares pursuant to subsection 12.9 of the Shareholders Agreement) converted into US dollars at the Currency Exchange Rate on the date such advance was initially made by such Purchaser pursuant to Section 12 of the Shareholders Agreement by (ii) a price per Common Share to be negotiated in good faith by such Purchaser and the Company on or prior to the date such advance is made by such Purchaser. If, however, no agreement is reached by the date of such advance, the denominator referred to in (ii) above shall be the Average Closing Price Per Common Share as calculated on the date such advance was initially made by such Purchaser pursuant to Section 12 of the Shareholders Agreement (the denominator determined pursuant to (ii) above or the denominator determined in accordance with the last sentence of this paragraph 2.1.44 being hereinafter referred to as the "Distress Price Per Common Share");

2.1.45 "Total Initial Common Shares" shall mean the quotient obtained when dividing the (i) aggregate subscription price paid by each Purchaser for its Initial Canco Shares converted into US dollars at the Currency Exchange Rate on that date by (ii) $5.09;

2.1.46 "Total Project Canco Shares" shall mean the total number of Project Canco Shares issued to a Purchaser on a given date pursuant to Section 11 of the Shareholders Agreement;

2.1.47 "Total Project Common Shares" shall mean the quotient obtained when dividing the (i) aggregate subscription price and/or consideration paid by a Purchaser for the Total Project Canco Shares on a given date converted into US dollars at the Currency Exchange Rate on that date by
        (ii) $5.09;

2.1.48  "Total   Subsequent  Canco  Shares"  shall  mean  the  total  number  of
        Subsequent Canco Shares issued to a Purchaser on a given date pursuant to Section 13 of the Shareholders Agreement;

2.1.49 "Total Subsequent Common Shares" shall mean the quotient obtained when dividing the (i) aggregate subscription price paid by a Purchaser for the Subsequent Canco Shares on a given date converted into US dollars at the Currency Exchange Rate on that date by (ii) the Average Closing Price Per Common Share as determined on the date of the subscription by such Purchaser for such Subsequent Canco Shares (the "Subsequent Average Closing Price Per Common Share");

2.1.50  "Voluntary   Closing"  shall  have  the  meaning   ascribed  thereto  in
        subsection 4.1;

2.1.51 "Weighted Average Price Per Common Share" shall have the meaning ascribed thereto in Schedule 2.1.51;

SECTION 3 - AUTHORIZATION AND EXCHANGE OF CANCO SHARES

3.1 Authorization. Prior to the date hereof, the Company has authorized the exchange and issuance, in accordance with the terms hereof, of up to one million two hundred thousand (1,200,000) Common Shares.

3.2 Voluntary Exchange of Canco Shares. Subject to the terms and conditions hereof, each Purchaser shall have the right to exchange, at any time and from time to time, all or part of its Canco Shares for Common Shares at the Exchange Rate (the "Exchange Right").

3.3 Forced Exchange of Canco Shares. Subject to the terms and conditions hereof, the Company shall have the right to require all (and not less than all) of the Purchasers to exchange all (and not less than all) of their Canco Shares for Common Shares at the Exchange Rate (the "Forced Exchange"), it being understood that this right may only be exercised by the Company for all of the Canco Shares held by all the Purchasers.

3.4 Exchange Rate. Subject to subsections 3.5 and 3.7, the Company shall issue to each Purchaser upon delivery by such Purchaser of (i) each Initial Canco Share, one (1) Common Share; (ii) each Project Canco Share, that number of Common Shares as is equal to the quotient obtained when dividing the Total Project Common Shares of such Purchaser by the Total Project Canco Shares of such Purchaser; (iii) each Distress Canco Share, that number of Common Shares as is equal to the quotient obtained when dividing the Total Distress Common Shares of such Purchaser by the Total Distress Canco Shares of such Purchaser; and (iv) each Subsequent Canco Share, that number of Common Shares as is equal to the quotient obtained when dividing the Total Subsequent Common Shares of such Purchaser by the Total Subsequent Canco Shares of such Purchaser. In the event that Project Canco Shares, Distress Canco Shares or Subsequent Canco Shares are issued on more than one occasion, the Exchange Rate will be determined separately at the time of each issuance and, as a consequence, the Exchange Rate may not be the same for all Project Canco Shares, all Distress Canco Shares or all Subsequent Canco Shares.

3.5 Adjustment to the Number of Common Shares. The number of Common Shares to be issued upon the exchange referred to in subsection 3.2 or 3.3 shall be adjusted to take into account changes to and dilutive events in respect of the Common Shares occurring during the period from the Adjustment Commencement Date until the date of such exchange. Such adjustment shall be made such that the Purchasers shall be issued such number of Common Shares (or any security or other property or rights such Common Shares may have become) as shall be equal to the number of Common Shares (or such security or other property or rights which the Common Shares may have become) the Purchasers would have been issued in the aggregate if they had exercised the Exchange Right or if the Company had exercised the Forced Exchange upon the Adjustment Commencement Date and the Purchasers had owned such shares from the Adjustment Commencement Date until the date of the exchange. For greater clarity, but without limiting the generality of the foregoing, if the Company shall undertake a Share Reorganization, Capital Reorganization or Special Distribution (collectively, a "Recapitalization") prior to the issuance of the Common Shares to the Purchasers upon the exchange referred to in subsection 3.2 or 3.3, each Purchaser shall receive upon the exchange referred to in subsection 3.2 or 3.3 such number of Common Shares or securities or other property or rights as such Purchaser would have received following such Recapitalization had such Purchaser been issued its Common Shares pursuant to any exchange prior to such Recapitalization and had subsequently participated fully in such Recapitalization. The adjustments provided for herein are cumulative and such adjustments shall be made successively whenever an event referred to in this subsection 3.5 occurs.

3.6 Officer's Statement. Whenever the Exchange Rate is adjusted as provided in subsection 3.5, the Company shall forthwith send to each Purchaser a statement, signed by an officer of the Company, describing in reasonable detail the facts giving rise to such adjustment, as well as the new Exchange Rate. This statement shall be accompanied by a letter from the auditors of the Company confirming the new Exchange Rate. If a dispute arises with respect to any adjustment in the Exchange Rate, such dispute shall be settled by arbitration in the manner provided in subsection 8.4 hereof.

3.7 Fractional Shares. No fractional Common Shares shall be issued upon the exchange of the Canco Shares pursuant to subsection 3.2 or 3.3. In lieu of issuing any fractional Common Shares to any Purchaser upon such exchange, the Company shall pay to such Purchaser a cash adjustment in respect thereof in an amount equal to the product obtained when multiplying the Average Closing Price Per Common Share calculated on the date of the exchange by the fraction of the Common Share which would otherwise have been issued.

SECTION 4 - EXCHANGE RIGHT

4.1 Voluntary Closing. Each closing of the exchange of the Canco Shares for Common Shares pursuant to subsection 3.2 (the "Voluntary Closing") shall be held at the offices of the Company in Hauppauge, New York, at 10:00 a.m., local time, fifteen (15) Business Days after receipt by the Company of a properly completed and executed notice of exchange in the form attached hereto as Schedule "4.1" (the "Notice of Exchange") on behalf of any Purchaser or at such other time and place upon which the Company and such Purchaser shall mutually agree.

4.2 Delivery. At each Voluntary Closing, each Purchaser who has given a Notice of Exchange shall surrender the certificate or certificates for the Canco Shares contemplated therein duly endorsed. Thereupon, the Company shall issue and deliver at such office to such Purchaser a certificate or certificates for the number of Common Shares to which such Purchaser is entitled pursuant to subsection 3.4. Such exchange shall be deemed to have been made at the close of business on the date of receipt by the Company of the Notice of Exchange and the Purchaser entitled to receive Common Shares issuable upon such exchange shall be treated for all purposes as the record-holder of such Common Shares on the date of receipt by the Company of the Notice of Exchange.

4.3 Conditions Precedent to Voluntary Closing. The obligation of each Purchaser to proceed with each Voluntary Closing is subject to each of the conditions hereinbelow set forth being satisfied as of the Closing Date all of which are agreed to be material and are inserted for the exclusive benefit of such Purchaser, and may be waived in whole or in part by such Purchaser, provided that any waiver to be effective must be in writing:

4.3.1 the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as if made at and as of the date of such Closing;

4.3.2 the Company shall have complied with all its covenants, obligations and agreements contained in this Agreement;

4.3.3 provided that the Notice of Exchange contemplates the exchange of all of such Purchaser's Canco Shares, such Purchaser shall have been released from all guarantees furnished by it on behalf of Canco and Canco shall have repaid to such Purchaser all amounts loaned by such Purchaser to Canco, together with all interest accrued thereon prior to the Closing Date;

4.3.4 provided that the Notice of Exchange contemplates the exchange of all of such Purchaser's Canco Shares, the Company and Canco shall have released such Purchaser from all claims which they or either of them has or may have against such Purchaser for matters arising out of its association with Canco prior to the Closing Date;

4.3.5 the Company shall have furnished to such Purchaser an opinion addressed to it and dated the date of such Closing from Donovan Leisure Newton & Irvine or other United States counsel to the Company acceptable to such Purchaser, covering substantially the same matters as were covered in the opinion furnished by such counsel to the Purchasers on the date hereof;

4.3.6 the Company shall have furnished to such Purchaser an officer's certificate certifying that the representations and warranties of the Company contained in this Agreement are true and correct in all respects as if made at and as of the date of such Closing and confirming that the Company has complied with all its covenants, obligations and agreements contained in this Agreement;

4.3.7 the Company shall have delivered to such Purchaser all consents and approvals of all Persons required in order to consummate the transactions contemplated by the exchange set forth in subsection 3.2 and this Section 4. In addition, and without limiting the generality of the foregoing, the consents of the ministries of the governments of Quebec and Canada responsible for the financial assistance to be provided to Canco by the Entente Auxiliaire Canada-Quebec sur le developpement industriel (1991) pursuant to a letter agreement dated April 22, 1997 and accepted by

        Canco on May 19, 1997 (the "Entente Canada-Quebec Consents") and the consent of any lender of Canco shall have been delivered to such Purchaser; and

4.3.8 if a demand registration in accordance with subsection 4.1 of the Registration Rights Agreement is requested by such Purchaser within five
        (5) Business Days following receipt by the Company of the Notice of Exchange, the Company shall have filed all appropriate registration statements or resale registration statements required by the Registration Rights Agreement in connection with the Common Shares to be issued to such Purchaser upon the exercise of the Exchange Right and same shall have been declared effective.

4.4 Failure to Satisfy Conditions Precedent to Voluntary Closing. In the event that any of the conditions precedent set forth in subsection 4.3 hereof shall not have been fulfilled and/or performed as of the Closing Date, each Purchaser may, at its option, either (i) advise the Company that it shall not proceed with the exchange of its Canco Shares as contemplated in the Notice of Exchange or
(ii) proceed with the exchange of such Canco Shares, in either case without prejudice to such Purchaser's rights, recourses and remedies.

4.5 Failure to Satisfy Certain Condition Precedent to Voluntary Closing. Notwithstanding the provisions of subsection 4.4, in the event that the only condition precedent not to have been fulfilled and/or performed as of the Closing Date is the condition precedent set forth in paragraph 4.3.8, then each of the Purchasers may, at its option, either (i) proceed with the exchange of its Canco Shares, without prejudice to its rights, recourses and remedies or
(ii) postpone the Closing Date until this condition precedent is fulfilled and/or performed, provided that if same is not fulfilled and/or performed within 90 days of the original Closing Date, then each of the Purchasers shall be entitled to exercise either of the options set forth in subsection 4.4.

SECTION 5 - FORCED EXCHANGE

5.1 Conditions to Exercise Forced Exchange. The Company shall have the right to exercise the Forced Exchange only if the following conditions (the "Forced Exchange Conditions") are met at the time the Forced Exchange Notice (as hereinafter defined) is given, at the time a Purchaser's Sale Notice (as hereinafter defined), if any, is given and on the Closing Date:

5.1.1 the Average Closing Price Per Common Share is at least 150% of the Weighted Average Price Per Common Share in respect of each Purchaser;

5.1.2 Canco's manufacturing facility in Montreal, Quebec has been completed and is operating at its normal capacity during the immediately preceding three consecutive months, normal capacity for any three month period being both manufacturing and shipping of 2,475,000 square feet of laminates during such three month period in response to firm orders received by Canco in the normal course of business justifying the manufacturing of such quantity of laminates;

5.2 Notice of Forced Exchange. Should the Company wish to require all of the Purchasers to exchange all of their Canco Shares for Common Shares, it shall be obliged to provide the Purchasers with a notice to that effect (the "Forced Exchange Notice") together with evidence that the conditions set forth in paragraphs 5.1.1 and 5.1.2 have been met on that day.

5.3 Purchaser's Sale. Each of the Purchasers shall have fifteen (15) Business Days from receipt of the Forced Exchange Notice in which to notify the Company (the "Purchaser's Sale Notice") that it wishes to sell all or a portion of its Common Shares (including, without limitation, the Common Shares to be issued to such Purchaser upon the Forced Exchange) at a price per Common Share at least equal to the Average Closing Price Per Common Share calculated on the date of such Purchaser's Sale Notice. In the event that any Purchaser so notifies the Company, the Company shall be obliged to purchase for cancellation or cause a third party to purchase such Common Shares in the manner provided for in this
Section 5.

5.4 Forced Closing. The closing of the exchange of the Canco Shares for Common Shares pursuant to subsection 5.1 (the "Forced Closing") shall be held at the offices of the Company in Hauppauge, New York, at 10:00 a.m., local time, twenty
(20) Business Days after receipt by the Purchasers of the Forced Exchange Notice or at such other time and place upon which the Company and the Purchasers shall mutually agree.

5.5 Condition Precedent to Forced Closing. The obligation of the Purchasers to proceed with the Forced Closing is subject to each of the conditions hereinbelow set forth being satisfied as of the Closing Date all of which are agreed to be material and are inserted for the exclusive benefit of the Purchasers and may be waived in whole or in part by the Purchasers, provided that any waiver to be effective must be in writing:

5.5.1 the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as if made at and as of the date of the Closing;

5.5.2 the Company shall have complied with all its covenants, obligations and agreements contained in this Agreement;

5.5.3 the Purchasers shall have been released from all guarantees furnished by them on behalf of Canco and Canco shall have repaid to each of the Purchasers all amounts loaned by such Purchaser to Canco, together with all interest accrued thereon prior to the Closing Date;

5.5.4 the Company and Canco shall have released the Purchasers from all claims which they have or either of them has or may have against the Purchasers or any of them for matters arising out of their association with Canco prior to the Closing Date;

5.5.5 the Company shall, if required by any Purchaser in accordance with such Purchaser's Sale Notice, purchase for cancellation or cause a third party to purchase that number of Common Shares held by such Purchaser (including, without limitation, the Common Shares to be issued to such Purchaser upon the Forced Exchange) as is set out in such Purchaser's Sale Notice at a price per Common Share at least equal to the Average Closing Price Per Common Share calculated on the date of such Purchaser's Sale Notice. The purchase price for such Common Shares shall be payable in cash on the Closing Date concurrently with the Forced Closing;

5.5.6 the Company shall have furnished to the Purchasers an opinion addressed to them and dated the date of the Closing from Donovan Leisure Newton & Irvine or other United States counsel to the Company acceptable to such Purchasers, covering substantially the same matters as were covered in the opinion furnished by such counsel to the Purchasers on the date hereof;

5.5.7 the Company shall have furnished to the Purchasers an officer's certificate (i) certifying that the representations and warranties of the Company contained in this Agreement are true and correct in all respects as if made at and as of the Closing Date and that the conditions set forth in paragraphs 5.1.1 and 5.1.2 hereof continue to be true and correct as of the Closing Date and (ii) confirming that the Company has complied with all its covenants, obligations and agreements contained in this Agreement;

5.5.8   the Company  shall have  delivered  to the  Purchasers  all consents and approvals of all Persons required in order to consummate the transactions contemplated by the Forced Exchange, each Purchaser's Sale Notice and this Section 5. In addition, and without limiting the generality of the foregoing, the Entente Canada-Quebec Consents and the consent of any lender of Canco shall have been delivered to the Purchasers; and

5.5.9 if a demand registration in accordance with subsection 4.1 of the Registration Rights Agreement is requested by such Purchaser within five
        (5) Business Days following receipt of the Forced Exchange Notice, the Company shall have filed all appropriate registration statements or resale registration statements required by the Registration Rights Agreement in connection with the Common Shares to be issued upon the Forced Exchange and same shall have been declared effective.

5.6 Failure to Satisfy Conditions Precedent to Forced Closing. In the event that any of the conditions precedent set forth in subsections 5.5 hereof shall not have been fulfilled and/or performed as of the Closing Date, each of the Purchasers may, at its option, either (i) advise the Company that it refuses to proceed with the exchange of its Canco Shares or (ii) proceed with the exchange of its Canco Shares, in either case, without prejudice to its rights, recourses and remedies. In the event, however, that one or more but less than all of the Purchasers exercises the option set forth in (i) above, then the Company shall have the right not to proceed with the

Closing of the Forced Exchange of the Canco Shares held by the other Purchasers who wished to proceed therewith, in which case such other Purchasers shall be deemed to have exercised the option set forth in (i) above.

5.7 Failure to Satisfy Certain Condition Precedent to Forced Closing. Notwithstanding the first sentence of subsection 5.6, in the event that the only condition precedent not to have been fulfilled and/or performed as of the Closing Date is the condition precedent set forth in paragraph 5.5.9 , then each of the Purchasers may, at its option, either (i) proceed with the exchange of its Canco Shares, without prejudice to its rights, recourses and remedies; or
(ii) postpone the Closing Date until this condition precedent is fulfilled and/or performed, provided that if same is not fulfilled and/or performed within 90 days of the original Closing Date, then each of the Purchasers shall be entitled to exercise either of the options set forth in the first sentence of subsection 5.6. In the event, however, that one or more but less than all of the Purchasers exercises the option set forth in (i) above, then the Company shall have the right not to proceed with the Closing of the Forced Exchange of the Canco Shares held by the other Purchasers who wish to proceed therewith, in which case such other Purchasers shall be deemed to have exercised the option set forth in (ii) above.

5.8 Delivery. At the Forced Closing, the Purchasers shall surrender the certificates representing all of the Canco Shares, duly endorsed. Thereupon, the Company shall issue and deliver to the Purchasers certificates for the number of Common Shares to which the Purchasers are entitled pursuant to subsection 3.4. Such exchange shall be deemed to have been made at the close of business on the date of receipt by the Purchasers of the Forced Exchange Notice and the Purchasers shall be treated for all purposes as the record-holders of such Common Shares on the date of receipt by the Purchasers of the Forced Exchange Notice. In addition, in the event that any Purchaser has provided the Company with its Purchaser's Sale Notice, such Purchaser shall also surrender the certificates representing all of the Common Shares which it wishes to sell, duly endorsed, against payment of the purchase price therefor.

SECTION 6  REPRESENTATIONS, WARRANTIES, ACKNOWLEDGEMENTS
                  AND COVENANTS OF THE COMPANY

6.1 Representations and Warranties. The Company hereby represents and warrants to each of the Purchasers, as of the date hereof, the following:

6.1.1 Public Filings. The Company has delivered to the Purchasers accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by the Company with the SEC between July 2, 1996 and the date the representation or warranty is made (the "Company SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be; and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.1.2 Financial Statements. The consolidated, if applicable, financial statements contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments; and (iii) fairly present the financial position of the Company as of the respective dates thereof and the consolidated, if applicable, results of operations of the Company for the periods covered thereby.

6.1.3 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has full power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted.

6.1.4 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. Without limiting the generality of the foregoing, all corporate action on the part of the Company, its directors and shareholders necessary (i) for the authorization, execution, delivery and performance of this Agreement by the Company, (ii) for the authorization, issuance and delivery of the Common Shares pursuant to this Agreement and (iii) for the purchase for cancellation by the Company or the sale to the third party of each Purchaser's Common Shares in connection with its Purchaser's Sale Notice has been taken prior to the execution hereof.

6.1.5 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 7 hereof, the offer, sale and issuance of the Common Shares pursuant to this Agreement is or will be exempt from the registration requirements of the Securities Act and all state "blue sky" laws or has been or will have been registered or qualified under the registration, permit or qualification requirements of all applicable federal and state securities laws.

6.1.6 Binding Agreement. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

6.1.7 Issuance of Common Shares. The issuance of Common Shares pursuant to this Agreement is and will not be subject to any preemptive rights or rights of first refusal. When issued in compliance with the provisions of this Agreement and the Restated Certificate of Incorporation of the Company dated February 18, 1997, as amended, the Common Shares will be validly issued, fully paid and non-assessable, and will be free of all Charges and restrictions on transfer other than restrictions on transfer under state and/or federal securities laws at the time a transfer by a Purchaser is proposed.

6.1.8 Consents. No consent, approval, authorization, order, registration or qualification of or with any federal or state court or governmental agency or body or any Person is required to enter into this Agreement or for the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications which have been obtained by the Company prior to the date hereof;

6.1.9 Compliance with Laws. The Company is not in violation of any law, ordinance, administrative or governmental rule or regulation or court decree applicable to it, and is not in violation with any term or condition of, and has not failed to obtain, any license, permit, franchise or other administrative or governmental authorization necessary to the ownership of its property or to the conduct of its
        business,   which  violation,   non-compliance  or  failure  to  obtain,
        individually or in the aggregate, would adversely affect the consummation by the Company of the transactions contemplated by this Agreement;

6.1.10 Compliance with Other Instruments. The execution and delivery of this Agreement and the fulfilment of the terms hereof do not result in a breach of, do not conflict with, and do not constitute a default under, whether after notice or lapse of time, (i) any statute, rule or regulation applicable to the Company; (ii) any court judgment, decree or order binding the Company; or (iii) the constituent documents and by-laws of the Company.

6.1.11 Reservation of Stock. The Company has reserved up to one million two hundred thousand (1,200,000) Common Shares for issuance hereunder.

6.1.12 Brokers or Finders. The Purchasers have not incurred and will not incur, directly or indirectly, as a result of any action taken by the Company any liability for any brokerage fees, finder's fees, or agents' commissions or other similar charges in connection with this Agreement.

6.2     Covenants of the Company. The Company hereby covenants as follows:

6.2.1 SEC Documents. As soon as practicable after the filing of any SEC Documents, and in any event within twenty (20) days thereafter, the Company will furnish each of the Purchasers with such SEC Documents;

6.2.2 Reservation of Stock. So long as any Canco Shares remain outstanding, the Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Exchange Right or the Forced Exchange, all Common Shares issuable from time to time upon such exchange;

6.2.3 Listing of Shares. Promptly after the issuance of the Common Shares to any of the Purchasers pursuant to this Agreement, if the Company's securities are publicly traded, the Company shall take all necessary action to list such Common Shares, to the extent not already listed, on the Nasdaq Small Cap Market and on such other securities exchange or over-the-counter market where the Company's securities are listed;

6.2.4 Securities Act Exemption. The Company shall use its best efforts to cause the issuance of the Common Shares to any Purchaser pursuant to this Agreement to be made pursuant to such exemption or exemptions from registration under the Securities Act as may be reasonably requested by such Purchaser;

6.2.5 Notice and Information Rights. The Company shall from the date hereof deliver to each Purchaser such information and notices as the Company is required to deliver to the holders of Common Shares of the Company pursuant to the Company's Restated Certificate of Incorporation dated February 18, 1997, as amended, or otherwise.

6.2.6 Declaration of Dividends. The Company shall at least ninety (90) days prior to the declaration of any dividend (other than a stock dividend), advise each Purchaser or same in writing.

6.2.7 Recapitalization. The Company shall at least ninety (90) days prior to any Recapitalization, advise each Purchaser of same in writing.

SECTION 7 - REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE PURCHASERS

7.1 Representation and Warranties. Each Purchaser hereby, severally and not jointly and severally, represents and warrants to the Company as follows:

7.1.1 Investment. In each case, it is acquiring the right to acquire, and will acquire, Common Shares as provided in this Agreement, as well as any share it may acquire from another Purchaser, for investment for its own account (or for the account of any of the other Purchasers), and not with the view to, or for resale in connection with, any distribution thereof.

7.1.2 Title to Canco Shares. It is upon the date hereof the owner of record of its Canco Shares and shall be upon each Closing Date the owner (both beneficially and of record) of its Canco Shares. It will have upon each Closing Date good and marketable title to the Canco Shares and the absolute right, power and capacity to transfer and deliver the Canco Shares to the Company pursuant to this Agreement, free and clear of all Charges.

7.1.3 Brokers or Finders. The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by such Purchaser any brokerage fees, finder's fees, agents' commissions or other similar charges in connection with this Agreement.

7.2     Acknowledgements.   Each   Purchaser    hereby   makes   the   following
        acknowledgements:

7.2.1 Registration. It understands that neither the right to acquire, nor any acquisition of, Common Shares as provided in this Agreement has been, or will be, registered or qualified under the Securities Act or under any applicable U.S. state securities laws, in reliance on specific exemptions from the registration provisions of the Securities Act and such laws, the availability of which depends upon, among other things, the bona fide nature of its investment intent and the accuracy of the other representations and acknowledgments set forth in this Section 7.1.1.

7.2.2 Non-transferability. It acknowledges that any Common Shares actually acquired pursuant to this Agreement must be held by it indefinitely unless a subsequent disposition thereof is registered and/or qualified under the Securities Act and applicable U.S. state securities laws or, in the opinion of Purchaser's counsel reasonably satisfactory to the Company, exempt from such registration and/or qualification.

7.2.3 Accredited Investor. It is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

7.2.4 Legends. It understands that the certificates representing Common Shares will bear a legend containing the restrictions referred to in paragraphs
        7.1.1 and 7.1.2 above.

SECTION 8  -  GENERAL PROVISIONS

8.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as they are applied to agreements entered into in New York between New York residents and performed entirely within New York.

8.2 Further Documents. Each party upon the request of the others, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

8.3 Successors and Assigns. The provisions hereof shall enure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators. Notwithstanding the foregoing, the Company shall not be entitled to assign its rights hereunder. The parties hereto hereby confirm that each transferee of any Canco Shares shall benefit from the Exchange Rights contemplated in this Agreement provided that the transfer of such Canco Shares was made in conformity with the Shareholders Agreement.

8.4 Arbitration. All disputes or controversies between the parties in respect of the validity, interpretation or performance of the provisions of this Agreement shall be definitively dealt with using the rules of conciliation and arbitration of the International Chamber of Commerce, by one or more arbitrators appointed in accordance with said rules, and to the exclusion of any courts, except for any injunctive relief and any provisional remedy, including seizure before judgment or attachment, which may be obtained from any court or tribunal having jurisdiction. Any arbitration proceeding required pursuant to the terms hereof shall take place in New York, New York and shall be conducted in both the English and French language. The cost of the arbitration shall be borne in the manner provided for in the arbitration award.

8.5 Notices. All offers, acceptances, rejections, notices, requests, authorizations, permissions, directions, demands and other communications hereunder shall be given in writing and shall be given by telecopier, or delivered by hand, to the other parties at the following addresses:

if to Devma:              INDUSTRIES DEVMA INC.
                          600 de la Gauchetiere Street West
                          Suite 1700
                          Montreal, Quebec H3B 4L8

                          Attention: President

                          Telecopier: (514) 395-8055
if to Innovatech:         SOCIETE INNOVATECH DU GRAND MONTREAL
                          2020 University Avenue
                          Suite 1527
                          Montreal, Quebec
                          H3A 2A5

                          Attention: President and Chief Executive Officer

                          Telecopier: (514) 864-4220

if to Fonds:              FONDS DE SOLIDARITE DES TRAVAILLEURS
                          DU QUEBEC (F.T.Q.)
                          8717 Berri Street
                          Montreal, Quebec
                          H2M 2T9

                          Attention: Vice President, Legal Affairs

                          Telecopier: (514) 383-2500

                          with a copy to: Senior Vice President, Investments

                           Telecopier: (514) 383-2505

if to FR:                 FONDS REGIONAL DE SOLIDARITE ILE DE
                          MONTREAL, limited partnership
                          255 St-Jacques Street West
                          3rd Floor
                          Montreal, Quebec
                          H2Y 1M6

                          Attention: Managing Director

                          Telecopier: (514) 845-0625
if to the Company:        COMPOSITECH LTD.
                          120 Ricefield Lane
                          Hauppauge, New York
                          11788-2008

                          Attention: the President

                          Telecopier: (516) 436-5203

with a copy
in all cases to:          LAPOINTE ROSENSTEIN
                          1250 Rene-Levesque Blvd. West
                          Suite 1400
                          Montreal, Quebec
                          H3B 5E9

                          Attention: Me Perry Kliot

                          Telecopier: (514) 925-9001

with a copy
in all cases to:          DONOVAN LEISURE NEWTON & IRVINE
                          30 Rockefeller Plaza
                          New York, New York
                          10112

                          Attention: Edward F. Cox, Esq.

                          Telecopier: (212) 632-3315

or at such other address as the parties may have previously indicated to the other parties in writing in conformity with the foregoing. Any such notice, request, demand or other communication shall be deemed to have been received on the date of delivery if delivered by hand, or the next Business Day immediately following the date of transmission if sent by telecopier. The original copy of any notice sent by telecopier shall be forwarded to the other parties by registered mail, receipt return requested.

8.6 Time of the Essence. Time shall be of the essence in this Agreement.

8.7 Delays. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the day which is the reference day in calculating such period shall be excluded. If the day on which such delay expires is not a Business Day, then the delay shall be extended to the next succeeding Business Day.

8.8 Entire Agreement; Amendment. This Agreement and the Shareholders Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. In the event that any provision of this Agreement conflicts with any provision of the Shareholders Agreement, the former provision shall prevail. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, other than by a written instrument signed by all the parties hereto.

8.9 Gender. Any reference in this Agreement to any gender shall include both genders and the neutral, and words used herein importing the singular number only shall include the plural and vice versa.

8.10 Headings. The division of this Agreement into Sections, subsections and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

8.11 Waiver. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.12 Preamble. The preamble hereof shall form an integral part of this Agreement.

8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

8.14 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     IN WITNESS WHEREOF, the parties have signed at the place and on the date first hereinabove mentioned.


INDUSTRIES DEVMA INC.                        FONDS DE SOLIDARITE DES
                                             TRAVAILLEURS DU QUEBEC (F.T.Q.)


Per:                                         Per:
    ---------------------------                  ---------------------------

Per:
    ---------------------------


SOCIETE INNOVATECH DU GRAND                  FONDS REGIONAL DE SOLIDARITE
MONTREAL                                     ILE DE MONTREAL,  limited
                                             partnership,  by its general
                                             partner, Gestion du Fonds
                                             Regional de Solidarite Ile
                                             de Montreal Inc.


Per: /s/Hubert Manseau                       Per: /s/Danielle Blanchard
    ---------------------------                  ---------------------------
    Hubert Manseau                               Danielle Blanchard


COMPOSITECH LTD.


Per: /s/Jonas Medney
    ---------------------------
    Jonas Medney